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                                                                    EXHIBIT 23.3



                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Bay View Capital Corporation on Form S-4 of our report dated January 26, 1998 appearing in the Annual Report on Form 10-K/A of Bay View Capital Corporation for the year ended December 31, 1998 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is a part of this Registration Statement.


                                               /s/ Deloitte & Touche LLP


San Francisco, California
September 3, 1999